Ziff Davis Reports Fourth Quarter and Year End 2021 Preliminary Unaudited Results and Provides 2022 Guidance

NEW YORK, NY -- Ziff Davis, Inc. (NASDAQ: ZD) today reported preliminary unaudited financial results for the fourth quarter and year ended December 31, 2021.

“We had a strong finish to an exceptional year in which we posted fantastic results and executed on a transformational spin-off." said Vivek Shah, CEO of Ziff Davis. "We are excited by our growth prospects and the opportunities to continue to deploy our financial and human capital to generate value for our stakeholders."

FOURTH QUARTER 2021 HIGHLIGHTS

On October 7, 2021, Ziff Davis completed the separation of the cloud fax business to Consensus Cloud Solutions, Inc. (“Consensus”). As the spin-off occurred during the fourth quarter of 2021, Ziff Davis has classified Consensus as a discontinued operation in its financial statements for all periods. Results in this press release represent continuing operations, except for the Statement of Cash Flows, net cash provided by operating activities and free cash flow, which are on a combined continuing and discontinued operations basis.

Q4 2021 quarterly revenues increased 6.4% to $408.6 million compared to $384.1 million for Q4 2020. On a pro-forma(6) basis, Q4 2021 quarterly revenues increased 10.4% to $408.6 million as compared to $370.1 million for Q4 2020.

GAAP net income per diluted share from continuing operations(3) increased to $7.62 in Q4 2021 compared to $0.91 for Q4 2020. The earnings increase was primarily due to an unrealized gain on investment of $290 million to record our investment in Consensus ($6.03 per share, after tax).

Adjusted non-GAAP net income per diluted share from continuing operations(3)(4) for the quarter decreased (3.1)% to $2.17 compared to $2.24 for Q4 2020. On a pro-forma(6) basis, Adjusted non-GAAP net income per diluted share from continuing operations(3)(4) for the quarter increased 0.5% to $2.17 as compared to $2.16 for Q4 2020.

GAAP net income from continuing operations increased to $370.0 million compared to $41.7 million for Q4 2020 primarily due to an unrealized gain on investment of $290 million to record our investment in Consensus.

Adjusted non-GAAP net income from continuing operations increased by 4.4% to $104.3 million as compared to $99.9 million for Q4 2020. On a pro-forma(6) basis, Adjusted non-GAAP net income from continuing operations increased by 8.4% to $104.3 million as compared to $96.2 million for Q4 2020.

Adjusted EBITDA(5) for the quarter increased 2.9% to $161.6 million compared to $157.1 million for Q4 2020. On a pro-forma(6) basis, Adjusted EBITDA(5) for the quarter increased 6.8% to $161.6 million compared to $151.3 million for Q4 2020.

Net cash provided by operating activities from continuing and discontinued operations was $85.3 million during Q4 2021 compared to $124.1 in Q4 2020. Q4 2021 free cash flow from continuing and discontinued operations(2) was $59.1 million during Q4 2021 compared to $102.9 million in Q4 2020.

The company ended the quarter with approximately $1.05 billion in cash, cash equivalents, and investments after deploying approximately $29.7 million during the quarter for current and prior year acquisitions.

Key financial results for Q4 2021 versus Q4 2020 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

The following table reflects Actual and Pro Forma Results from Continuing Operations, except for Cash Provided by Operating Activities and Free Cash Flow which is on a combined basis of continuing operations and discontinued operations, for the fourth quarter of 2021 and 2020 (in millions, except per share amounts). Pro-Forma Results from Continuing Operations below excludes the operating results from Voice assets in Australia, New Zealand, and the United Kingdom that were sold in 2020 and 2021, respectively, and the Company’s B2B Backup business that was sold during the third quarter of 2021.

				Pro-Forma Results(6)
	Q4 2021	Q4 2020	% Change	Q4 2021	Q4 2020	% Change
Revenues
Digital Media	$325.7	$297.9	9.3%	$325.7	$297.9	9.3%
Cybersecurity and Martech	$82.9	$86.2	(3.8)%	$82.9	$72.2	14.8%
Total Revenue: (1)	$408.6	$384.1	6.4%	$408.6	$370.1	10.4%
Income from Operations	$85.4	$77.9	9.6%
GAAP Income per Diluted Share from Continuing Operations (3)	$7.62	$0.91	737.4%
Adjusted Non-GAAP Income per Diluted Share from Continuing Operations (3) (4)	$2.17	$2.24	(3.1)%	$2.17	$2.16	0.5%
GAAP Net Income from Continuing Operations	$370.0	$41.7	787.3%
Adjusted Non-GAAP Net Income from Continuing Operations	$104.3	$99.9	4.4%	$104.3	$96.2	8.4%
Adjusted EBITDA (5)	$161.6	$157.1	2.9%	$161.6	$151.3	6.8%
Adjusted EBITDA Margin (5)	39.5%	40.9%	(1.4)%	39.5%	40.9%	(1.4)%

Net Cash Provided by Operating Activities from Continuing and Discontinued Operations	$85.3	$124.1	(31.3)%
Free Cash Flow from Continuing and Discontinued Operations (2)	$59.1	$102.9	(42.6)%

FULL YEAR 2021 HIGHLIGHTS

2021 revenues increased 22.3% to a record of $1.42 billion compared to $1.16 billion for 2020. On a pro-forma(6) basis, 2021 revenues increased 26.8% to $1.38 billion as compared to $1.09 billion for 2020.

GAAP net income per diluted share(3) from continuing operations increased to $8.09 in 2021 compared to $0.58 for 2020. The net income increase was primarily due to an unrealized gain on investment of $290 million to record our investment in Consensus. ($6.24 per share, after tax).

Adjusted non-GAAP net income per diluted share from continuing operations(3)(4) for the year increased by 23.4% to $6.33 compared to $5.13 for 2020. On a pro-forma(6) basis, Adjusted non-GAAP net income per diluted share from continuing operations(3)(4) for the year increased 31.4% to $6.11 as compared to $4.65 for 2020.

GAAP net income from continuing operations increased to $387.5 million compared to $27.4 million for 2020 primarily due to an unrealized gain on investment of $290 million to record our investment in Consensus.

Adjusted non-GAAP net income from continuing operations increased by 22.5% to $292.7 million as compared to $238.9 million for 2020. On a pro-forma(6) basis, Adjusted non-GAAP net income from continuing operations increased by 30.5% to $282.5 million as compared to $216.4 million for 2020.

Adjusted EBITDA(5) for the year increased 23.3% to $498.7 million compared to $404.5 million for 2020. On a pro-forma(6) basis, Adjusted EBITDA(5) for the year increased 28.3% to $484.6 million compared to $377.7 million for 2020.

Net cash provided by operating activities from continuing and discontinued operations was $515.6 million during 2021 compared to $480.1 million in 2020. Free cash flow from continuing and discontinued operations(2)  was $402.5 million during 2021 compared to $407.7 million in 2020.

The following table reflects Actual and Pro-Forma Results from Continuing Operations, except for Cash Provided by Operating Activities and Free Cash Flow which is on a combined basis of continuing operations and discontinued operations for the twelve months ended December 31, 2021 and 2020 (in millions, except per share amounts). Pro-Forma Results from Continuing Operations below excludes the operating results from Voice assets in Australia, New Zealand, and the United Kingdom that were sold in 2020 and 2021, respectively, and the Company’s B2B Backup business that was sold during the third quarter of 2021.

				Pro-Forma Results(6)
	2021	2020	% Change	2021	2020	% Change
Revenues
Digital Media	$1,068.5	$811.1	31.7%	$1,068.5	$811.1	31.7%
Cybersecurity and Martech	$348.2	$347.7	0.1%	$314.7	$279.6	12.6%
Total Revenue: (1)	$1,416.7	$1,158.8	22.3%	$1,383.2	$1,090.7	26.8%
Income from Operations	$166.4	$136.6	21.8%
GAAP Income per Diluted Share from Continuing Operations (3)	$8.09	$0.58	1,294.8%
Adjusted Non-GAAP Income per Diluted Share from Continuing Operations (3) (4)	$6.33	$5.13	23.4%	$6.11	$4.65	31.4%
GAAP Net Income from Continuing Operations	$387.5	$27.4	1,314.2%
Adjusted Non-GAAP Net Income from Continuing Operations	$292.7	$238.9	22.5%	$282.5	$216.4	30.5%
Adjusted EBITDA (5)	$498.7	$404.5	23.3%	$484.6	$377.7	28.3%
Adjusted EBITDA Margin (5)	35.2%	34.9%	0.3%	35.0%	34.6%	0.4%

Net Cash Provided by Operating Activities from Continuing and Discontinued Operations	$515.6	$480.1	7.4%
Free Cash Flow from Continuing and Discontinued Operations (2)	$402.5	$407.7	(1.3)%

ZIFF DAVIS GUIDANCE

The Company’s estimates for fiscal year 2022 are as follows (in millions, except per share amounts):

	Revenue	Adjusted EBITDA	Adjusted Diluted EPS
FY 2022 Range of Estimates	$1,497-$1,535	$538-$555	$6.52-$6.79

Adjusted non-GAAP net income per diluted share for 2022 excludes share-based compensation of between $24 million and $28 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the non-GAAP effective tax rate for 2022 (exclusive of the release of reserves for uncertain tax positions) will be between 23.5% and 25%.

The Company has not reconciled the non-GAAP Business Outlook for 2022 Adjusted EBITDA or Adjusted non-GAAP Diluted EPS and tax rate information included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future GAAP financial results.

Notes:

(1)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.
(2)	Free cash flow is defined as net cash provided by operating activities from continuing operations, less purchases of property and equipment from continuing operations, plus contingent consideration from continuing operations. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.
(3)
The estimated GAAP effective tax rates were approximately 1.4% for Q4 2021 and 30.8% for Q4 2020. The estimated Adjusted non-GAAP effective tax rates were approximately 23.1% for Q4 2021 and 22.8% for Q4 2020.

(4)
Adjusted non-GAAP net income per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended December 31, 2021 and 2020 totaled $(5.45) and $1.33 per diluted share, respectively.

(5)	Adjusted EBITDA is defined as net income from continuing operations before interest; gain on sale of businesses; goodwill impairment of business; loss on investments, net; other income (expense), net; income tax expense (benefit); income (loss) from equity method investment, net; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.
(6)	Pro-forma figures are provided taking into consideration the sale of certain Voice assets in Australia, New Zealand, and the United Kingdom as well as the sale of the Company’s B2B Backup business as if they had occurred January 1, 2020. As a result of the separation of the Consensus business on October 7, 2021, a portion of Ziff Davis’ shared overhead costs were reduced. Ziff Davis estimates that it would have achieved additional savings of approximately $7 million and $9 million in 2021 and 2020, respectively, if Consensus was separated on January 1, 2020.

About Ziff Davis
Ziff Davis, Inc. (NASDAQ: ZD) is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, entertainment, shopping, health, cybersecurity, and martech. For more information, visit www.ziffdavis.com.

Contact:
Rebecca Wright
Ziff Davis, Inc.
800-577-1790
investor@ziffdavis.com

Preliminary Unaudited Results: These fourth quarter and full year 2020 and 2021 results are preliminary, unaudited, and subject to adjustments. In particular, due to the complexity of the October 7, 2021 spin-off of Consensus and the related transactions (including the debt-for-debt exchange), the presentation of the transaction's impact on the Company's financial statements (including the presentation of continuing and discontinued operations and the size of the gain associated with the retention of 19.9% stake in Consensus) is still being finalized. Any change to the impact of the unrealized gain on investment of $290 million associated with the retention of the 19.9% stake in Consensus could be material to our GAAP net income from continuing operations. As a result of the foregoing, certain information provided herein is subject to change.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2022 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in Ziff Davis’ (formerly J2 Global, Inc.) filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Ziff Davis, refer to the 2020 Annual Report on Form 10-K filed by Ziff Davis on March 1, 2021, and the other reports filed by Ziff Davis from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Business Outlook” portion regarding the Company’s expected fiscal 2022 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP and Pro Forma net income, Adjusted non-GAAP and Pro Forma net income per diluted share, Adjusted and Pro Forma EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this release.

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$694,842	$176,443
Short-term investments	229,200	663
Accounts receivable, net of allowances of $9,811 and $11,552, respectively	311,728	309,549
Prepaid expenses and other current assets	60,290	52,160
Current assets, discontinued operations	4,626	84,028
Total current assets	1,300,686	622,843
Long-term investments	122,593	97,495
Property and equipment, net	161,209	133,973
Operating lease right-of-use assets	55,617	103,534
Trade names, net	147,761	158,553
Customer relationships, net	275,451	363,515
Goodwill	1,524,429	1,507,098
Other purchased intangibles, net	149,512	156,821
Deferred income taxes, noncurrent	5,917	12,195
Other assets	20,090	15,760
Other assets, discontinued operations	—	493,545
TOTAL ASSETS	$3,763,265	$3,665,332

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$226,621	$197,855
Income taxes payable, current	3,143	30,447
Deferred revenue, current	185,571	166,132
Operating lease liabilities, current	27,156	31,267
Current portion of long-term debt	54,609	396,800
Other current liabilities	130	495
Current liabilities, discontinued operations	—	59,559
Total current liabilities	497,230	882,555
Long-term debt	1,036,018	1,182,220
Deferred revenue, noncurrent	14,839	14,201
Operating lease liabilities, noncurrent	53,708	97,561
Income taxes payable, noncurrent	11,690	11,675
Liability for uncertain tax positions	42,546	53,089
Deferred income taxes, noncurrent	108,982	157,308
Other long-term liabilities	37,546	41,400
Long-term liabilities, discontinued operations	—	14,304
TOTAL LIABILITIES	1,802,559	2,454,313
Commitments and contingencies	—	—
Preferred stock, $0.01 par value. Authorized 1,000,000 and none issued	—	—
Preferred stock - Series A, $0.01 par value. Authorized 6,000; total issued and outstanding zero	—	—
Preferred stock - Series B, $0.01 par value. Authorized 20,000; total issued and outstanding zero	—	—
Common stock, $0.01 par value. Authorized 95,000,000; total issued and outstanding 47,440,137 and 44,346,630 shares at December 31, 2021 and 2020, respectively.	474	443
Additional paid-in capital	506,405	456,274
Retained earnings	1,530,015	809,108
Accumulated other comprehensive loss	(76,188)	(54,806)
TOTAL STOCKHOLDERS’ EQUITY	1,960,706	1,211,019
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,763,265	$3,665,332

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Total revenues	$408,628	$384,055	$1,416,722	$1,158,829

Cost of revenues (1)	45,718	46,159	188,053	178,403
Gross profit	362,910	337,896	1,228,669	980,426

Operating expenses:
Sales and marketing (1)	138,100	114,610	493,049	366,359
Research, development and engineering (1)	21,875	19,038	78,874	57,148
General and administrative (1)	117,541	126,398	457,692	420,295
Goodwill impairment on business	—	—	32,629	—
Total operating expenses	277,516	260,046	1,062,244	843,802
Income from operations	85,394	77,850	166,425	136,624
Interest expense, net	(16,810)	(20,836)	(79,031)	(56,188)
Loss on debt extinguishment, net	(4,527)	—	(4,527)	—
(Loss) gain on sale of businesses	—	—	(21,798)	17,122
Loss on investments, net	—	—	(16,677)	(20,991)
Unrealized gain on short-term investment	290,073	—	290,073	—
Other income, net	1,759	4,034	1,293	65
Income from continuing operations before income taxes and income from equity method investment, net	355,889	61,048	335,758	76,632
Income tax (benefit) expense	5,156	18,781	(15,944)	37,929
Income (loss) from equity method investment, net	19,249	(539)	35,845	(11,338)
Net income from continuing operations	369,982	41,728	387,547	27,365
(Loss) income from discontinued operations, net of income taxes	(11,093)	16,360	107,550	123,303
Net income	$358,889	$58,088	$495,097	$150,668

Net income per common share from continuing operations:
Basic	$7.74	$0.94	$8.44	$0.59
Diluted	$7.62	$0.91	$8.09	$0.58
Net (loss) income per common share from discontinued operations:
Basic	$(0.23)	$0.37	$2.34	$2.65
Diluted	$(0.23)	$0.36	$2.24	$2.61
Net income per common share:
Basic	$7.51	$1.30	$10.78	$3.24
Diluted	$7.39	$1.27	$10.33	$3.18
Weighted average shares outstanding:
Basic	47,778,545	44,504,222	45,893,928	46,308,825
Diluted	48,514,588	45,642,292	47,862,745	47,115,609

(1) Includes share-based compensation expense as follows:
Cost of revenues	$86	$77	$306	$332
Sales and marketing	410	218	1,288	1,011
Research, development and engineering	594	365	1,984	1,396
General and administrative	5,037	4,629	20,551	19,781
Total	$6,127	$5,289	$24,129	$22,520

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Twelve Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$495,097	$150,668
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	258,303	228,737
Amortization of financing costs and discounts	25,873	28,476
Non-cash operating lease costs	1,485	17,686
Share-based compensation	25,247	24,006
Provision for doubtful accounts	8,738	13,283
Deferred income taxes, net	(9,442)	5,840
Loss on extinguishment of debt	13,277	37,969
Loss (gain) on sale of businesses	21,798	(17,122)
Lease asset impairments and other charges	12,710	12,121
Goodwill impairment on business	32,629	—
Changes in fair value of contingent consideration	(1,223)	(80)
Foreign currency remeasurement gain	184	(34,646)
(Income) loss from equity method investments	(35,845)	11,338
(Gain) loss on equity and debt investments	(273,110)	20,826
Decrease (increase) in:
Accounts receivable	(18,050)	(31,611)
Prepaid expenses and other current assets	(15,650)	3,046
Other assets	(3,824)	(3)
Increase (decrease) in:
Accounts payable and accrued expenses	13,662	2,184
Income taxes payable	(23,974)	6,489
Deferred revenue	14,282	4,720
Operating lease liabilities	(15,314)	(16,439)
Liability for uncertain tax positions	(10,383)	9,391
Other long-term liabilities	(899)	3,200
Net cash provided by operating activities	515,571	480,079
Cash flows from investing activities:
Proceeds on sale of available-for-sale investments	663	—
Distribution from equity method investment	15,327	—
Purchases of equity method investment	(23,249)	(31,937)
Purchase of equity investments	(999)	(1,246)
Sale of equity investments	14,330	—
Purchases of property and equipment	(113,740)	(92,552)
Proceeds from sale of assets	—	507
Acquisition of businesses, net of cash received	(141,146)	(482,227)
Proceeds from sale of businesses, net of cash divested	48,876	24,353
Purchases of intangible assets	(78)	(3,118)
Proceeds from divestiture of discontinued operations	259,104	—
Net cash used in investing activities	59,088	(586,220)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	750,000
Payment of note payable	—	(400)
Proceeds from bridge loan	485,000	—
Debt issuance cost	—	(7,272)
Payment of debt	(510,197)	(650,000)
Debt extinguishment costs	(1,073)	(29,250)
Repurchase of common stock	(78,328)	(275,654)
Issuance of common stock under employee stock purchase plan	9,232	7,382

Exercise of stock options	2,939	1,619
Deferred payments for acquisitions	(14,387)	(29,180)
Other	(6,776)	(1,878)
Net cash (used in) provided by financing activities	(113,590)	(234,633)
Effect of exchange rate changes on cash and cash equivalents	(8,879)	7,811
Net change in cash and cash equivalents	452,190	(332,963)
Cash and cash equivalents at beginning of year	242,652	575,615
Cash and cash equivalents at end of year	$694,842	$242,652

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2021 AND 2020
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Adjusted non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with outstanding debt; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain/loss on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of leasehold improvement impairments; (11) elimination of disposal related costs; (12) elimination of goodwill impairment on business and (13) elimination of dilutive effect of the convertible debt.

	Three Months Ended December 31,
	2021	Per Diluted Share *	2020	Per Diluted Share *
Net income from continuing operations	$369,982	$7.62	$41,728	$0.91
Plus:
Share based compensation (1)	4,302	0.09	4,233	0.10
Acquisition related integration costs (2)	1,924	0.04	7,727	0.17
Interest costs (3)	6,309	0.13	4,765	0.11
Amortization (4)	28,581	0.59	38,385	0.86
Investments (5)	(307,739)	(6.40)	1,713	0.04
Tax expense from prior years (6)	—	—	533	0.01
Sale of assets (7)	(1,508)	(0.03)	651	0.01
Intra-entity transfers (8)	—	—	(1,856)	(0.04)
Lease asset impairments and other charges (9)	2,342	0.05	1,973	0.04
Leasehold improvement impairments (10)	—	—	61	—
Disposal related costs (11)	135	—	—	—
Goodwill impairment on business (12)	(33)	—	—	—
Convertible debt dilution (13)	—	0.08	—	0.02
Adjusted non-GAAP net income from continuing operations	$104,295	$2.17	$99,913	$2.24
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2021 AND 2020
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Adjusted non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with outstanding debt; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain/loss on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of leasehold improvement impairments; (11) elimination of disposal related costs; (12) elimination of goodwill impairment on business and (13) elimination of dilutive effect of the convertible debt.

	Twelve Months Ended December 31,
	2021	Per Diluted Share *	2020	Per Diluted Share *
Net income from continuing operations	$387,547	$8.09	$27,365	$0.58
Plus:
Share based compensation (1)	15,510	0.34	19,566	0.42
Acquisition related integration costs (2)	6,672	0.14	10,530	0.23
Interest costs (3)	18,769	0.41	18,497	0.40
Amortization (4)	127,258	2.75	124,247	2.68
Investments (5)	(312,747)	(6.77)	33,173	0.72
Tax expense from prior years (6)	—	—	5,448	0.12
Sale of assets (7)	14,896	0.32	(9,428)	(0.20)
Intra-entity transfers (8)	—	—	(4,712)	(0.10)
Lease asset impairments and other charges (9)	9,793	0.21	11,390	0.25
Leasehold improvement impairments (10)	—	—	2,840	0.06
Disposal related costs (11)	407	0.01	—	—
Goodwill impairment on business (12)	24,602	0.53	—	—
Convertible debt dilution (13)	—	0.30	—	(0.03)
Adjusted non-GAAP net income from continuing operations	$292,707	$6.33	$238,916	$5.13
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2021 AND 2020
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Adjusted non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with outstanding debt; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain/loss on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of leasehold improvement impairments; (11) elimination of disposal related costs; (12) elimination of goodwill impairment on business and (13) elimination of dilutive effect of the convertible debt.

	Three Months Ended December 31,
	2021	2020
Cost of revenues	$45,718	$46,159
Plus:
Share based compensation (1)	(86)	(77)
Acquisition related integration costs (2)	(96)	(57)
Amortization (4)	(251)	(143)
Adjusted non-GAAP cost of revenues	$45,285	$45,882

Sales and marketing	$138,100	$114,610
Plus:
Share based compensation (1)	(409)	(218)
Acquisition related integration costs (2)	(178)	(1,117)
Lease asset impairments and other charges (9)	—	(76)
Leasehold improvement impairments (10)	—	(3)
Adjusted non-GAAP sales and marketing	$137,513	$113,196

Research, development and engineering	$21,875	$19,038
Plus:
Share based compensation (1)	(593)	(364)
Acquisition related integration costs (2)	(357)	(627)
Lease asset impairments and other charges (9)	—	(35)
Adjusted non-GAAP research, development and engineering	$20,925	$18,012

General and administrative	$117,541	$126,398
Plus:
Share based compensation (1)	(5,039)	(4,629)
Acquisition related integration costs (2)	(2,903)	(7,990)
Amortization (4)	(45,053)	(46,875)
Investments (5)	(1,500)	—
Lease asset impairments and other charges (9)	(3,134)	(2,610)
Leasehold improvement impairments (10)	—	(23)
Disposal related costs (11)	(135)	(1)
Adjusted non-GAAP general and administrative	$59,777	$64,270

Interest expense, net	$(16,810)	$(20,836)
Plus:
Interest costs (3)	1,979	6,292
Adjusted non-GAAP interest expense, net	$(14,831)	$(14,544)

Loss on debt extinguishment	$(4,527)	$—

Plus:
Interest costs (3)	7,323	—
Adjusted non-GAAP loss on debt extinguishment	$2,796	$—

(Loss) gain on sale of businesses	$—	$—
Plus:
Sale of assets (7)	—	—
Adjusted non-GAAP (loss) gain on sale of businesses	$—	$—

Unrealized gain on short-term investment	$290,073	$—
Plus:
Investments (5)	(289,512)	—
Adjusted non-GAAP unrealized gain on short-term investment	$561	$—

Other income (expense), net	$1,759	$4,034
Plus:
Acquisition related integration costs (2)	—	(208)
Sale of assets (7)	290	—
Intra-entity transfers (8)	—	(2,121)
Lease asset impairments and other charges (9)	—	(385)
Adjusted non-GAAP other income (expense), net	$2,049	$1,320

Income tax expense	$5,156	$18,781
Plus:
Share based compensation (1)	1,825	1,055
Acquisition related integration costs (2)	1,610	1,857
Interest costs (3)	2,993	1,527
Amortization (4)	16,723	8,633
Investments (5)	478	(1,174)
Tax benefit from prior years (6)	—	(533)
Sale of assets (7)	1,798	(650)
Intra-entity transfers (8)	—	(265)
Lease asset impairments and other charges (9)	792	363
Disposal related costs (11)	—	(36)
Goodwill impairment on business (12)	33	—
Adjusted non-GAAP income tax expense	$31,408	$29,558

Income (loss) from equity method investment, net	$19,249	$(539)
Plus:
Investments (5)	(19,249)	539
Adjusted non-GAAP income (loss) from equity method investment, net	$—	$—

Total adjustments	$265,687	$(58,185)

GAAP net income per diluted share from continuing operations	$7.62	$0.91
Adjustments *	$(5.45)	$1.33
Adjusted non-GAAP net income per diluted share from continuing operations	$2.17	$2.24
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2021 AND 2020
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Adjusted non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with outstanding debt; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain/loss on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of leasehold improvement impairments; (11) elimination of disposal related costs; (12) elimination of goodwill impairment on business and (13) elimination of dilutive effect of the convertible debt.

	Twelve Months Ended December 31,
	2021	2020
Cost of revenues	$188,053	$178,403
Plus:
Share based compensation (1)	(306)	(332)
Acquisition related integration costs (2)	(382)	(227)
Amortization (4)	(1,548)	(1,694)
Adjusted non-GAAP cost of revenues	$185,817	$176,150

Sales and marketing	$493,049	$366,359
Plus:
Share based compensation (1)	(1,288)	(1,011)
Acquisition related integration costs (2)	(1,824)	(1,803)
Lease asset impairments and other charges (9)	—	(76)
Leasehold improvement impairments (10)	—	(3)
Adjusted non-GAAP sales and marketing	$489,937	$363,466

Research, development and engineering	$78,874	$57,148
Plus:
Share based compensation (1)	(1,984)	(1,396)
Acquisition related integration costs (2)	(1,457)	(606)
Lease asset impairments and other charges (9)	—	(35)
Adjusted non-GAAP research, development and engineering	$75,433	$55,111

General and administrative	$457,692	$420,295
Plus:
Share based compensation (1)	(20,551)	(19,781)
Acquisition related integration costs (2)	(7,469)	(10,752)
Amortization (4)	(185,855)	(156,377)
Investments (5)	(1,500)	—
Lease asset impairments and other charges (9)	—	(14,830)
Leasehold improvement impairments (10)	(12,988)	(3,628)
Disposal related costs (11)	(607)	(1)
Adjusted non-GAAP general and administrative	$228,722	$214,926

Goodwill impairment on business	(32,629)	—
Plus:
Goodwill impairment on business (12)	32,630	—
Adjusted non-GAAP goodwill impairment on business	$1	$—

Interest expense, net	$(79,031)	$(56,188)

Plus:
Interest costs (3)	18,482	24,384
Tax expense from prior years (6)	—
Adjusted non-GAAP interest expense, net	$(60,549)	$(31,804)

Loss on debt extinguishment	$(4,527)	$—
Plus:
Interest costs (3)	7,323	—
Adjusted non-GAAP loss on debt extinguishment	$2,796	$—

(Loss) gain on sale of businesses	$(21,798)	$17,122
Plus:
Sale of assets (7)	22,088	(16,654)
Adjusted non-GAAP (loss) gain on sale of businesses	$290	$468

Loss on investments, net	$(16,677)	$(20,991)
Plus:
Investments (5)	16,677	20,826
Sale of assets (7)	—	—
Adjusted non-GAAP loss on investments, net	$—	$(165)

Unrealized gain on short-term investment	$290,073	$—
Plus:
Investments (5)	(289,512)	—
Adjusted non-GAAP unrealized gain on short-term investment	$561	$—

Other income (expense), net	$1,293	$65
Plus:
Acquisition related integration costs (2)	—	(209)
Sale of assets (7)	—	(386)
Intra-entity transfers (8)	—	(619)
Lease asset impairments and other charges (9)		(5,385)
Adjusted non-GAAP other income (expense), net	$1,293	$(6,534)

Income tax (benefit) expense	$(15,944)	$37,929
Plus:
Share based compensation (1)	8,619	2,954
Acquisition related integration costs (2)	4,460	2,649
Interest costs (3)	7,036	5,887
Amortization (4)	60,145	33,824
Investments (5)	5,567	(1,174)
Tax (benefit) expense from prior years (6)	—	(5,448)
Sale of assets (7)	7,192	(7,678)
Intra-entity transfers (8)	—	(673)
Lease asset impairments and other charges (9)	—	3,164
Leasehold improvement impairments (10)	3,195	791
Disposal related costs (11)	200	—
Goodwill impairment on business (12)	8,028	—
Adjusted non-GAAP income tax (benefit) expense	$88,498	$72,225

Income (loss) from equity method investment, net	$35,845	$(11,338)
Plus:
Investments (5)	(35,845)	11,338

Adjusted non-GAAP income (loss) from equity method investment, net	$—	$—

Total adjustments	$94,840	$(211,551)

GAAP net income per diluted share from continuing operations	$8.09	$0.58
Adjustments *	$(1.76)	$4.55
Adjusted non-GAAP net income per diluted share from continuing operations	$6.33	$5.13
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP Net Income from continuing operations, and Adjusted non-GAAP Diluted EPS from continuing operations (collectively the “Non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes and in November 2019, the Company issued $550.0 million aggregate principal amount of 1.75% convertible senior notes. In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company’s non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its 3.25% and 1.75% convertible senior notes of approximately 5.8% and 5.5%, respectively, in its statement of operations. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% and 1.75%, respectively, because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. In addition, the Company has excluded the difference between the imputed and coupon interest expense associated with the 4.625% Senior Notes. The Company has determined excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Change in Value on Investments. The Company excludes the change in value on its investments. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Tax Expense/Benefit from Prior Years. The Company excludes certain income tax-related items in respect of income tax audit settlements and their related reversals of income tax reserves accounted for through ASC 740-10. The Company believes that the Non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance. In addition, excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results.

(7) Gain (Loss) on Sale of Assets. The Company excludes the gain (loss) on sale of certain of its assets. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(8) Intra-Entity Transfers. The Company excludes certain effects of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively during the year. During December 2019, the Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years which is expected to be recovered over a period of up to 20 years and related foreign currency fluctuations. The Company believes that the Non-GAAP financial measures excluding the cumulative future unrealized benefit of the assets transferred and including the tax benefit in the year of realization provides meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(9) Lease Asset Impairments and Other Charges. The Company excludes lease asset impairments and other charges as they are non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(10) Leasehold Improvement Impairments. The Company excludes leasehold improvement impairments as they are non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(11) Disposal related Costs. The Company excludes expenses associated with the disposal of certain businesses. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(12) Goodwill Impairment on Business. The Company excludes the goodwill impairment on business because it is non-cash in nature and the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(13) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted Gain on Sale of Businesses, Adjusted non-GAAP Loss on Investments, Adjusted non-GAAP Other (Income) Expense, Adjusted non-GAAP Income Tax Provision, Adjusted non-GAAP (Income) Loss from Equity Method Investment, Net and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

Pro-Forma Financial Results

Key pro-forma financial results for the three and twelve months ended December 31, 2021 and 2020, are set forth in the following table (in millions, except per share amounts). The financial results below exclude the operating results from continuing operations, on a pro-forma basis, of Voice assets in Australia, New Zealand, and the United Kingdom as well as the sale of the Company’s B2B Backup business as if they had occurred January 1, 2020.

	Three Months Ended		Twelve Months Ended
	Q4 2021	Q4 2020	Q4 2021	Q4 2020

Total Revenues	$408.6 million	$384.1 million	$1,416.7 million	$1,158.8 million
Pro-Forma Revenue Adjustments	$— million	$(14.0) million	$(33.5) million	$(68.1) million
Pro-Forma Total Revenue: (1)	$408.6 million	$370.1 million	$1,383.2 million	$1,090.7 million

Adjusted Non-GAAP Net Income per Diluted Share from Continuing Operations (1)	$2.17	$2.24	$6.33	$5.13
Pro-Forma Net Income per Diluted Share from Continuing Operations Adjustments	$—	$(0.08)	$(0.22)	$(0.48)
Adjusted Pro Forma Net Income per Diluted Share from Continuing Operations (1)	$2.17	$2.16	$6.11	$4.65

GAAP Net Income from Continuing Operations	$370.0 million	$41.7 million	$387.5 million	$27.4 million
Pro-Forma Net Income from Continuing Operations Adjustments	$(265.7) million	$54.5 million	$(105.0) million	$189.0 million
Adjusted Pro-Forma Net Income from Continuing Operations	$104.3 million	$96.2 million	$282.5 million	$216.4 million

Adjusted EBITDA (1)	$161.6 million	$157.1 million	$498.7 million	$404.5 million
Pro-Forma EBITDA Adjustments	$— million	$(5.8) million	$(14.1) million	$(26.8) million
Adjusted Pro-Forma EBITDA (1)	$161.6 million	$151.3 million	$484.6 million	$377.7 million

Adjusted EBITDA Margin (1)	39.5%	40.9%	35.2%	34.9%
Pro-Forma EBITDA Margin Adjustments	0.0%	—%	(0.2)%	(0.3)%
Adjusted Pro-Forma EBITDA Margin (1)	39.5%	40.9%	35.0%	34.6%
(1) Refer to the notes earlier in this Release.

ZIFF DAVIS, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2021 AND 2020
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income from continuing operations, the most directly comparable GAAP financial measure.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Net income from continuing operations	$369,982	$41,728	$387,547	$27,365
Plus:
Interest expense, net	16,810	20,836	79,031	56,188
Loss on debt extinguishment	4,527	—	4,527	—
Loss (gain) on sale of businesses	—	—	21,798	(17,122)
Loss on investments, net	—	—	16,677	20,991
Unrealized gain on short-term investment	(290,073)	—	(290,073)	—
Other income, net	(1,759)	(4,034)	(1,293)	(65)
Income tax expense (benefit)	5,156	18,781	(15,944)	37,929
(Income) loss from equity method investment, net	(19,249)	539	(35,845)	11,338
Depreciation and amortization	61,791	61,476	249,293	216,982
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation	6,127	5,289	24,129	22,521
Acquisition-related integration costs	3,535	9,791	11,132	13,388
Lease asset impairments and other charges	3,133	2,721	12,988	14,940
Disposal related costs	135	—	606	—
Investments	1,500	—	1,500	—
Goodwill impairment on business	—	—	32,629	—
Adjusted EBITDA	$161,615	$157,127	$498,702	$404,455

Adjusted EBITDA as calculated above represents earnings before interest, gain on sale of businesses, goodwill impairment of business, loss on investments, net, other (income) expense, net, income tax expense, (income) loss from equity method investments, net, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs, and (3) lease asset impairments and other charges. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

ZIFF DAVIS, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2021
Net cash provided by operating activities from continuing and discontinued operations	$178,724	$111,298	$140,230	$85,319	$515,571
Less: Purchases of property and equipment	(26,269)	(31,497)	(29,729)	(26,245)	(113,740)
Add: Contingent consideration*	—	685	—	—	685
Free cash flow from continuing and discontinued operations	$152,455	$80,486	$110,501	$59,074	$402,516

	Q1	Q2	Q3	Q4	YTD
2020
Net cash provided by operating activities from continuing and discontinued operations	$102,036	$139,591	$114,382	$124,070	$480,079
Less: Purchases of property and equipment	(26,885)	(23,652)	(20,729)	(21,286)	(92,552)
Add: Contingent consideration*	20,054	—	49	99	20,202
Free cash flow from continuing and discontinued operations	$95,205	$115,939	$93,702	$102,883	$407,729

* Free Cash Flows from Continuing and Discontinued Operations of $80.5 million for Q2 2021, $95.2 million for Q1 2020, $93.7 million for Q3 2020 and $102.9 million for Q4 2020 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

The Company discloses free cash flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2021
(UNAUDITED, IN THOUSANDS)

	Digital	Cybersecurity
	Media	and Martech	Corporate	Total
Revenues
GAAP revenues	$325,747	$82,881	$—	$408,628

Gross profit
GAAP gross profit	$300,891	$62,028	$(9)	$362,910
Non-GAAP adjustments:
Share-based compensation	4	81	—	85
Acquisition related integration costs	70	27	—	97
Amortization	—	251	—	251
Adjusted non-GAAP gross profit	$300,965	$62,387	$(9)	$363,343

Operating profit
Income (loss) from operations	$92,582	$9,333	$(16,521)	$85,394
Non-GAAP adjustments:
Share-based compensation	2,179	1,226	2,722	6,127
Acquisition related integration costs	856	1,472	1,207	3,535
Amortization	32,746	12,235	72	45,053
Lease asset impairments and other charges	3,666	(533)	—	3,133
Disposal related costs	—	85	50	135
Investments	—	—	1,500	1,500
Adjusted non-GAAP operating profit (loss)	$132,029	$23,818	$(10,970)	$144,877

Depreciation	13,508	3,230	—	16,738
Adjusted EBITDA	$145,537	$27,048	$(10,970)	$161,615

NOTE 1: Table above excludes certain intercompany allocations

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2020
(UNAUDITED, IN THOUSANDS)

	Digital	Cybersecurity
	Media	and Martech	Corporate	Total
Revenues
GAAP revenues	$297,868	$86,187	$—	$384,055

Gross profit
GAAP gross profit	$275,895	$62,001	$—	$337,896
Non-GAAP adjustments:
Share-based compensation	3	74	—	77
Acquisition related integration costs	—	57	—	57
Amortization	—	143	—	143
Adjusted non-GAAP gross profit	$275,898	$62,275	$—	$338,173

Operating profit
Income (loss) from operations	$85,571	$9,579	$(17,300)	77,850
Non-GAAP adjustments:
Share-based compensation	1,334	943	3,012	5,289
Acquisition related integration costs	8,116	337	1,338	9,791
Amortization	32,903	14,007	109	47,019
Lease asset impairments and other charges	2,721	—	—	2,721
Adjusted non-GAAP operating profit (loss)	$130,645	$24,866	$(12,841)	$142,670

Depreciation	10,621	3,836	—	14,457
Adjusted EBITDA	$141,266	$28,702	$(12,841)	$157,127

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: Table above has been recast to remove the impact of certain expenses associated with the Corporate entity that were previously allocated to the Cybersecurity and Martech and Digital Media businesses.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2021
(UNAUDITED, IN THOUSANDS)

	Digital	Cybersecurity
	Media	and Martech	Corporate	Total
Revenues
GAAP revenues	$1,068,476	$348,246	$—	$1,416,722

Gross profit
GAAP gross profit	$974,011	$254,742	$(84)	$1,228,669
Non-GAAP adjustments:
Share-based compensation	14	292	—	306
Acquisition related integration costs	95	287	—	382
Amortization	—	1,547	—	1,547
Adjusted non-GAAP gross profit	$974,120	$256,868	$(84)	$1,230,904

Operating profit
Income (loss) from operations	$216,950	$9,435	$(60,379)	$166,006
Non-GAAP adjustments:
Goodwill impairment on business	—	32,629	—	32,629
Share-based compensation	7,734	4,481	11,914	24,129
Acquisition related integration costs	3,449	6,450	1,233	11,132
Amortization	144,621	40,946	288	185,855
Lease asset impairments and other charges	12,229	758	—	12,987
Disposal related costs	—	85	522	607
Investments	—	—	1,500	1,500
Adjusted non-GAAP income (loss) from operations	$384,983	$94,784	$(44,922)	$434,845

Depreciation	49,151	14,451	255	63,857
Adjusted EBITDA	$434,134	$109,235	$(44,667)	$498,702

NOTE 1: Table above excludes certain intercompany allocations

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2020
(UNAUDITED, IN THOUSANDS)

	Digital	Cybersecurity
	Media	and Martech	Corporate	Total
Revenues
GAAP revenues	$811,130	$347,699	$—	$1,158,829

Gross profit
GAAP gross profit	$733,658	$246,815	$(47)	$980,426
Non-GAAP adjustments:
Share-based compensation	10	321	—	331
Acquisition related integration costs	—	227	—	227
Amortization	—	1,695	—	1,695
Adjusted non-GAAP gross profit	$733,668	$249,058	$(47)	$982,679

Operating profit
Income (loss) from operations	$139,807	$52,319	$(55,502)	$136,624
Non-GAAP adjustments:
Share-based compensation	5,539	4,138	12,844	22,521
Acquisition related integration costs	11,289	606	1,493	13,388
Amortization	99,901	54,506	3,663	158,070
Lease asset impairments and other charges	14,912	28	—	14,940
Adjusted non-GAAP income (loss) from operations	$271,448	$111,597	$(37,502)	$345,543

Depreciation	41,788	17,124	—	58,912
Adjusted EBITDA	$313,236	$128,721	$(37,502)	$404,455

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: Table above has been recast to remove the impact of certain expenses associated with the Corporate entity that were previously allocated to the Cybersecurity and Martech and Digital Media businesses.